Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 11, 2013, in Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-190643) and related Prospectus of Ophthotech Corporation.

/s/ Ernst & Young LLP

MetroPark, New Jersey

August 28, 2013